UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant [	]

Check the appropriate box:

[	]	Preliminary Proxy Statement

[	]	Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

[	]	Definitive Proxy Statement

[	]	Definitive Additional Materials

[ x ]	Soliciting Material Pursuant to Section 240.14a-12

WELLS FARGO FUNDS TRUST

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.)	Title of each class of securities to which transaction applies:

2.)	Aggregate number of securities to which transaction applies:

3.)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):

4.)	Proposed maximum aggregate value of transaction:

5.)	Total fee paid:

June 23, 2006
To:	Wells Fargo Advantage Funds Intermediaries

Wells Fargo Advantage Outlook FundsSM Will Be Known As

Wells Fargo Advantage Dow Jones Target Date FundsSM

Effective June 26, 2006, the Wells Fargo Advantage Outlook Funds will be known as the

Wells Fargo Advantage Dow Jones Target Date Funds.

Please refer to the table below for information about the new names for the Funds in the series. Please note that there will be no changes to the Funds’ CUSIPs, ticker symbols, or Fund numbers.

Wells Fargo Advantage Outlook Funds Name	Share Class	Fund Number	CUSIP	Ticker Symbol	New Fund Name
Wells Fargo Advantage Outlook Today FundSM	A	701	94975G322	STWRX	Wells Fargo Advantage Dow Jones Target Today FundSM
	B	171	94975G314	WFOKX
	C	501	94975G298	WFODX
	Administrator	258	94975G280	WFLOX
	Institutional	707	949915102	WOTDX
Wells Fargo Advantage Outlook 2010 FundSM	A	702	94975G272	STNRX	Wells Fargo Advantage Dow Jones Target 2010 FundSM
	B	172	94975G264	SPTBX
	C	502	94975G256	WFOCX
	Administrator	259	94975G249	WFLGX
	Institutional	708	949915201	WFOAX
Wells Fargo Advantage Outlook 2020 FundSM	A	703	94975G231	STTRX	Wells Fargo Advantage Dow Jones Target 2020 FundSM
	B	173	94975G223	STPBX
	C	503	94975G215	WFLAX
	Administrator	260	94975G199	WFLPX
	Institutional	709	949915300	WFOBX
Wells Fargo Advantage Outlook 2030 FundSM	A	704	94975G181	STHRX	Wells Fargo Advantage Dow Jones Target 2030 FundSM
	B	174	94975G173	SGPBX
	C	504	94975G165	WFDMX
	Administrator	261	94975G157	WFLIX
	Institutional	710	949915409	WFOOX

Wells Fargo Advantage Outlook 2040 FundSM	A	705	94975G140	STFRX	Wells Fargo Advantage Dow Jones Target 2040 FundSM
	B	175	94975G132	SLPBX
	C	505	94975G124	WFOFX
	Administrator	262	94975G116	WFLWX
	Institutional	711	949915508	WFOSX

If you have any questions, please feel free to contact

Jonathan V. Blake at 415-396-8185.

"Dow Jones" and "Dow Jones Target Date Indexes" are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by Global Index Advisors, Inc. and Wells Fargo Funds Management, LLC. The Wells Fargo Advantage Dow Jones Target Date Funds, based on the Dow Jones Target Date Indexes, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such product(s).

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member NASD/SIPC, an affiliate of Wells Fargo & Company.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

FOR INSTITUTIONAL INVESTOR USE ONLY - NOT FOR USE WITH THE PUBLIC

CO058109 (06-06)

June 23, 2006

To:	Funds Management Group, Institutional Trust Services, Business Partners

Wells Fargo Advantage Outlook FundsSM Renamed

Wells Fargo Advantage Dow Jones Target Date FundsSM

On June 23, 2006, shareholders for Wells Fargo Advantage Outlook Funds approved a new name and structural change. Effective June 26, 2006, the Funds will be known as the

Wells Fargo Advantage Dow Jones Target Date Funds. Under the new structure, the Funds will attempt to replicate the returns of the appropriate Dow Jones Target Date Indexes.

The individual funds in the series will be known as:

•	Wells Fargo Advantage Dow Jones Target Today FundSM
•	Wells Fargo Advantage Dow Jones Target 2010 FundSM
•	Wells Fargo Advantage Dow Jones Target 2020 FundSM
•	Wells Fargo Advantage Dow Jones Target 2030 FundSM
•	Wells Fargo Advantage Dow Jones Target 2040 FundSM

If you have any questions, please feel free to contact

Anna Chim, Project Manager, at 415-396-4184.

"Dow Jones" and "Dow Jones Target Date Indexes" are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by Global Index Advisors, Inc. and Wells Fargo Funds Management, LLC. The Wells Fargo Advantage Dow Jones Target Date Funds, based on the Dow Jones Target Date Indexes, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such product(s).

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member NASD/SIPC, an affiliate of Wells Fargo & Company.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

FOR INSTITUTIONAL INVESTOR USE ONLY - NOT FOR USE WITH THE PUBLIC

CO058180 (06-06)